AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2005

                                                 REGISTRATION STATEMENT NO. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------


                          OMNICORDER TECHNOLOGIES, INC.
                          -----------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                   DELAWARE                                            84-1209909
---------------------------------------------             ------------------------------------
(STATE OR OTHER JURISDICTION OF INCORPORATION             (I.R.S. EMPLOYER IDENTIFICATION NO.)
              OR ORGANIZATION)

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                           125 WILBUR PLACE, SUITE 120
                             BOHEMIA, NEW YORK 11716
          -------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                             1998 STOCK OPTION PLAN
          -------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                DENIS A. O'CONNOR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          OMNICORDER TECHNOLOGIES, INC.
                           125 WILBUR PLACE, SUITE 120
                             BOHEMIA, NEW YORK 11716
          -------------------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (631) 244-8244
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                             GREENBERG TRAURIG, LLP
                                METLIFE BUILDING
                           200 PARK AVENUE, 15TH FLOOR
                            NEW YORK, NEW YORK 10166
                    TEL.: (212) 801-9200; FAX: (212) 801-6400
          -------------------------------------------------------------

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                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                  PROPOSED MAXIMUM            PROPOSED
    TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE         OFFERING PRICE        MAXIMUM AGGREGATE           AMOUNT OF
            TO BE REGISTERED                   REGISTERED             PER SHARE            OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.001 PER SHARE,        4,317,215             $1.22(1)             $5,267,002(1)             $619.93(1)
UNDERLYING STOCK OPTIONS PREVIOUSLY              SHARES
ISSUED UNDER THE 1998 STOCK OPTION PLAN
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, on the basis of the weighted average exercise price of $1.22 with respect to stock options to purchase 4,317,215 shares of Common Stock, par value $.001 per share, granted under the 1998 Stock Option Plan of OmniCorder Technologies, Inc. (the "Plan"). This registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan or by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
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




                                EXPLANATORY NOTE

         This registration statement covers the maximum number of shares of our common stock that could be issued upon exercise of all stock options previously issued under our 1998 Stock Option Plan.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.

         The document(s) containing the information specified by Part I of Form S-8 will be sent or given to participants under our 1998 Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act.

         Such documents will not be filed with the SEC in this registration statement, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the SEC, are hereby incorporated by reference into this registration statement:

         (a) our Annual Report on Form 10-KSB for the year ended December 31, 2004, filed on April 1 2005;

         (b) all other reports filed by us pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2004; and

         (c) the description of our common stock contained in our Registration Statement on Form SB-2, filed on January 27, 2005, including any amendments to that registration statement.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities described in this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part of this registration statement from the date of filing of such documents.

         Any statement contained in this registration statement, or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the amended and restated certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our by-laws or otherwise.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS

         See "Exhibit Index" included in this registration statement following the signature page, which index is incorporated herein by reference thereto.

ITEM 9.    UNDERTAKINGS

             (a) The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the
                  "Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of the corporation's annual report pursuant to Section 13(a) or Section 15(d) of the

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Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the corporation pursuant to the foregoing provisions, or otherwise, the corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on April 6, 2005.

                           OMNICORDER TECHNOLOGIES, INC.


                           By:   /s/Denis A. O'Connor
                                 -----------------------------------------------
                                 Denis A. O'Connor
                                 President and Chief Executive Officer
                                 (principal executive officer)

                           By:   /s/Celia I. Schiffner
                                 -----------------------------------------------
                                 Celia I. Schiffner
                                 Controller
                                 (principal financial and accounting officer)


                          POWER OF ATTORNEY

         We, the undersigned officers and directors of OmniCorder Technologies, Inc., hereby severally constitute and appoint Denis A. O'Connor and Celia I. Schiffner, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

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      Signature                                   Title                            Date
      ---------                                   -----                            ----
-----------------------------
Hon. Joseph F. Lisa                    Chairman of Board of Directors

/s/Michael A. Davis
-----------------------------
Michael A. Davis, M.D., D.Sc.          Director, Chair of Executive
                                       Committee of Board of Directors        April 6, 2005

/s/Denis A. O'Connor
-----------------------------
Denis A. O'Connor                      President and Chief
                                       Executive Officer                      April 6, 2005

/s/Celia I. Schiffner
-----------------------------
Celia I. Schiffner                     Controller                             April 6, 2005


-----------------------------
Mark A. Fauci                          Director


-----------------------------
Jed Schutz                             Director

/s/George Benedict
-----------------------------
George Benedict                        Director                               April 6, 2005

/s/Joseph T. Casey
-----------------------------
Joseph T. Casey                        Director                               April 6, 2005


                                       S-1
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/s/Gordon A. Lenz
-----------------------------
Gordon A. Lenz                         Director                               April 6, 2005

/s/Anthony A. Lombardo
-----------------------------
Anthony A. Lombardo                    Director                               April 6, 2005

/s/Robert W. Loy
-----------------------------
Robert W. Loy                          Director                               April 6, 2005

/s/Richard R. Vietor
-----------------------------
Richard R. Vietor                      Director                               April 6, 2005

-----------------------------
William J. Wagner                      Director


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                                       S-2
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                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------

    3.1       Certificate of Incorporation.(1)

    3.2       By-laws.(1)

    4.1       1998 Stock Option Plan.(2)

    5.1       Opinion of Greenberg Traurig, LLP.

   23.1       Consent of Marcum & Kliegman LLP.

   23.2       Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1).

   24.1 Power of Attorney (included as part of the signature page to this registration statement and incorporated herein by reference).


---------------
       (1) Incorporated herein by reference and filed as an exhibit to our Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the SEC on April 15, 2004.

       (2) Incorporated herein by reference and filed as an exhibit to the definitive Information Statement on Schedule 14C, filed with the SEC on February 3, 2004.